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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

         As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

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
NAME                                                                                      INCORPORATION
----                                                                                      -------------
Bellaire Corporation                                                                       Ohio
The Coteau Properties Company                                                              Ohio
The Falkirk Mining Company                                                                 Ohio
Hamilton Beach/Proctor-Silex, Inc.                                                         Delaware
Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V.                                       Mexico
Housewares Holding Company                                                                 Delaware
HB/PS El Paso, Inc.                                                                        Delaware
HB*PS Foreign Sales Corp.                                                                  Virgin Islands
HB-PS Holding Company, Inc.                                                                Delaware
NACCO Materials Handling Group, Pty., Ltd.                                                 Australia
NACCO Materials Handling, B.V.                                                             Netherlands
NACCO Materials Handling, S.r.l.                                                           Italy
Hyster Europe Limited                                                                      United Kingdom
NACCO Materials Handling Limited                                                           United Kingdom
Hyster-Yale Materials Handling, Inc.                                                       Delaware(1)
The Kitchen Collection, Inc.                                                               Delaware
NACCO Materials Handling Group, Inc.                                                       Delaware
The North American Coal Corporation                                                        Delaware
North American Coal Royalty Company                                                        Delaware
Powhatan Corporation                                                                       Delaware
Proctor-Silex Canada, Inc.                                                                 Ontario (Canada)
Proctor-Silex, S.A.  de C.V.                                                               Mexico
The Sabine Mining Company                                                                  Nevada
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The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

1. NACCO Industries, Inc. owns 98% of the voting securities of Hyster-Yale Materials Handling Group, Inc.